DOHAN AND COMPANY                                  7700 NORTH KENDALL DRIVE, 204
Certified Public Accountants                       MIAMI, FLORIDA     33156-7578
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                               September 29, 2000

U.S. SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
WASHINGTON, D.C. 20549

Re:  Quarterly Period Ended March 31, 2000.
       Commission File Number 0-85601
       SYMPHONY TELECOM INTERNATIONAL, INC. F/K/A Mammoth Resources, Inc. 347 Bay Street, Suite 502, Toronto, Canada M5H 2R7
       Issuer's telephone number:   (416) 366-5221

Dear Sir or Madam:

We were the auditors of record for the above referenced company. We have been formerly disengaged, and we have read the statements made by Symphony Telecom International, Inc. F/K/A Mammoth Resources, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of September 2000.

We agree with the statements concerning our Firm in such Form 8-K, assuming that Symphony Telecom International, Inc. files the amended Form 10-QSB they have provided to us that corrects errors which we brought to their attention when reading that form.

Sincerely,

/s/ Steven H. Dohan, CPA
---------------------------------------
Steven H. Dohan, CPA, Managing Director

cc:  Daniel Cullen, President,  Symphony Telecom International, Inc.